EXHIBIT 10.7
   phelps
   dodge
Corporation of Canada, Limited


17 December, 1999

Thornton Donaldson, President
Uranium Power Corporation
Suite 206 - 475 Howe Street
Vancouver, BC V6C 2B3

Dear: Thornton

       Re: Athabasca Basin Work Commitment

We refer to the Exploration Option and Operating Joint Venture Agreement made as of December 16, 1998 (the "Agreement") between Phelps Dodge Corporation of Canada, Limited ("PDC"), as Optionor, and Uranium Power Corporation ("UPC"), as Optionee, regarding the Athabasca Basin, Saskatchewan properties, and in particular, to Section 4.1(c) thereof. We also refer to your letter of November 19, 1999. Unless otherwise defined herein, capitalized terms used in this letter have the meanings given to them in the Agreement.

Section 4.1(c) of the Agreement describes the Option. In order to maintain the Option, the Optionee is required, among other things, to have completed by December 31, 1999 the Initial Program and to have incurred Expenditures of $500,000. PDC hereby agrees to amend section 4.1(c) to delete "December 31, 1999" and replace it with "May 31, 2000" provided that UPC spends the balance of the $500,000 in the amount of $120,000 on any of the claims listed on Schedule A - Part 1 of the Agreement other than the four Crawford claims listed therein.

If you are in agreement with the contents of this letter, please sign and return the enclosed duplicate copy of this letter to the writer at your earliest convenience.

Yours truly,

/s/G.R. Cooke
------------------------------------------------
G. R. Cooke, District Geologist Central District

PHELPS DODGE CORPORATION OF CANADA, LIMITED

Accepted and agreed, this 20th day of December, 1999

/s/Thornton J. Donaldson
------------------------------------------------
Uranium Power Corporation, Thornton J. Donaldson

                Suite 223-530 Century St., Winnipeg, Mb., R3H OY4
                     Phone: 204-772-0773 & Fax: 204-774-3304